CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated July 15, 2009, relating to the financial statements of Cetrone Energy Company for the period ended December 31, 2008, which appears in such Registration Statement.

/s/ The Blackwing Group LLC
Independence, Missouri
August 10, 2009